                                  Exhibit 24.1

                                Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints A. John A. Bryan and Neil T. Watanabe, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign any and all documents relating to this Registration Statement, including any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits and supplements thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


     SIGNATURE                         TITLE                        DATE
/s/ Anthony J. A. Bryan     Chairman of the
_______________________     Board of Directors             November 30, 2001
  Anthony J. A. Bryan

/s/ A. John A. Bryan        Vice Chairman of the Board
_______________________     of Directors, Chief
  A. John A. Bryan          Executive Officer              November 30, 2001

/s/ Neil T. Watanabe        Chief Financial Officer,
_______________________     Chief Operating Officer and
  Neil T. Watanabe          Secretary                      November 30, 2001

/s/ John Danylowich         Director
_______________________
  John Danylowich


/s/ Daniel P. Howells       Director                       November 30, 2001
_______________________
  Daniel P. Howells


/s/ Craig D. Huff           Director                       November 30, 2001
_______________________
   Craig D. Huff


/s/ James Ritchie Mault     Director                       November 30, 2001
_______________________
   James Ritchie Mault


/s/ Fridolin Voegeli        Director                       November 30, 2001
_______________________
   Fridolin Voegeli